EXHIBIT 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Mainsource Financial Group, Inc. (No. 33-45395) of our report, dated January 30, 2004, on the consolidated financial statements of MainSource Financial Group as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 included in the Annual Report on Form 10-K.


                                              /s/ Crowe Chizek and Company LLC

Indianapolis, Indiana
March 12, 2003